                                             Exhibit 99.1

Media contact	Investor contact
Timothy Barello, 212.299.2256	Adam Minick, 312.340.8365
Laurie Bischel, 312.648.8698	CME-G
news@cmegroup.com
cmegroup.mediaroom.com
FOR IMMEDIATE RELEASE
CME Group Inc. Reports Fourth-Quarter and Full-Year 2023 Financial Results
•Strongest Year in Company History with Interest Rate Products Driving Record Annual Average Daily Volume and Revenue
    CHICAGO, February 14, 2024 - CME Group Inc. (NASDAQ: CME) today reported financial results for the fourth quarter and full year of 2023.
    The company reported revenue of $1.4 billion and operating income of $863 million for the fourth quarter of 2023. Net income was $815 million and diluted earnings per common share were $2.24. On an adjusted basis, net income was $865 million and diluted earnings per common share were $2.37. Financial results presented on an adjusted basis for the fourth quarter of 2023 and 2022 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1
    Total revenue for full-year 2023 was $5.6 billion and operating income was $3.4 billion. Net income was $3.2 billion and diluted earnings per common share were $8.86. On an adjusted basis, net income was $3.4 billion, and diluted earnings per common share were $9.34.
    "As global investors turned to our deep, liquid markets to manage risk across asset classes, CME Group average daily volume climbed to a record 24.4 million contracts in 2023, generating both record revenue and adjusted earnings," said Terry Duffy, CME Group Chairman and Chief Executive Officer. "In Q4, we delivered our tenth consecutive quarter of double-digit adjusted earnings growth. This strong performance was driven, in large part, by a 36% increase in interest rate volumes in Q4, including a 46% rise in Treasury futures ADV. Going forward, we continue to focus on delivering new products and increased capital efficiencies, including our enhanced FICC cross-margining program that launched last month."
    Fourth-quarter 2023 average daily volume (ADV) was 25.5 million contracts, up 17% versus fourth-quarter 2022, including non-U.S. ADV of 7.2 million contracts, up 28% compared with the same period in 2022.

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to non-GAAP Measures chart at the end of the financial statements and earnings presentation materials.

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Clearing and transaction fees revenue for fourth-quarter 2023 totaled nearly $1.2 billion. The total average rate per contract was $0.682. Market data revenue totaled $167 million for fourth-quarter 2023.
    As of December 31, 2023, the company had approximately $3.1 billion in cash (including $175 million deposited with Fixed Income Clearing Corporation (FICC) and included in other current assets) and $3.4 billion of debt. The company declared dividends during 2023 of
$3.5 billion, including the annual variable dividend of $1.9 billion. The company has returned over $24.3 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012. In addition, on February 8, 2024, the company declared a first-quarter dividend of $1.15 per share, a 5% increase from the prior level of $1.10 per share.

    CME Group will hold a Q&A conference call to discuss fourth-quarter 2023 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group’s website at www.cmegroup.com. An archived recording will be available for up to two months after the call.

    As the world's leading derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data – empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, energy, agricultural products and metals. The company offers futures and options on futures trading through the CME Globex platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and, E-mini are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. BrokerTec and EBS are trademarks of BrokerTec Europe LTD and EBS Group LTD, respectively. The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“S&P DJI”). “S&P®”, “S&P 500®”, “SPY®”, “SPX®”, US 500 and The 500 are trademarks of Standard & Poor’s Financial Services LLC; Dow Jones®, DJIA® and Dow Jones Industrial Average are service and/or trademarks of Dow Jones Trademark Holdings LLC. These trademarks have been licensed for use by Chicago Mercantile Exchange Inc. Futures contracts based on the S&P 500 Index are not sponsored, endorsed, marketed, or promoted by S&P DJI, and S&P DJI makes no representation regarding the advisability of investing in such products. All other trademarks are the property of their respective owners.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policies with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing members and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management programs to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk through third parties, including risks related to the performance, reliability and security of technology used by our third-party providers and third-party providers that our clients rely on; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in contract volume and order transaction traffic and to implement enhancements without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments and alliances, including those associated with the performance of our joint ventures with S&P Dow Jones (S&P Dow Jones Indices LLC) in index services and in trade processing/post trade services (OSTTRA), our primary business and distribution partners’ actions and our partnership with Google Cloud; variances in earnings on cash accounts and collateral that our clearing house holds for its clients; impact of CME Group pricing and incentive changes; impact of aggregation services and internalization on trade flow and volumes; any negative financial impacts from changes to the terms of intellectual property and index rights; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry, channel partner and customer consolidation and/or concentration; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options transactions and/or repeal of the 60/40 tax treatment of such transactions; increases in effective tax rates, borrowing costs, or changes in tax policy; our ability to maintain our brand and reputation; and the unfavorable resolution of material legal proceedings. For a detailed discussion and additional information concerning these and other factors that might affect our performance, see our other recent periodic filings, including our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission ("SEC") on February 27, 2023, under the caption "Risk Factors".

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CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	December 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$2,912.0	$2,720.1
Marketable securities	111.7	96.0
Accounts receivable, net of allowance	535.6	483.2
Other current assets (includes $5.2 and $4.9 in restricted cash)	1,138.4	529.8
Performance bonds and guaranty fund contributions	90,192.5	135,249.2
Total current assets	94,890.2	139,078.3
Property, net of accumulated depreciation and amortization	409.5	455.5
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	3,050.2	3,269.7
Goodwill	10,495.3	10,482.5
Other assets (includes $0.0 and $0.1 in restricted cash)	3,685.6	3,714.4
Total Assets	$129,706.1	$174,175.7
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$90.6	$121.4
Short-term debt	—	16.0
Other current liabilities	3,133.8	2,300.9
Performance bonds and guaranty fund contributions	90,192.5	135,249.2
Total current liabilities	93,416.9	137,687.5
Long-term debt	3,425.4	3,422.4
Deferred income tax liabilities, net	5,327.7	5,361.1
Other liabilities	798.2	826.0
Total Liabilities	102,968.2	147,297.0
CME Group Shareholders’ Equity	26,737.9	26,878.7
Total Liabilities and Equity	$129,706.1	$174,175.7

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues
Clearing and transaction fees	$1,184.5	$981.4	$4,588.5	$4,142.7
Market data and information services	167.2	153.2	663.7	610.9
Other	87.6	73.2	326.7	265.8
Total Revenues	1,439.3	1,207.8	5,578.9	5,019.4
Expenses
Compensation and benefits	212.9	193.0	828.6	753.1
Technology	58.5	50.0	218.7	188.6
Professional fees and outside services	36.1	38.5	144.4	137.4
Amortization of purchased intangibles	55.6	56.7	226.6	227.7
Depreciation and amortization	30.7	33.9	126.0	134.9
Licensing and other fee agreements	80.4	72.4	322.8	320.0
Other	101.9	95.0	276.1	241.8
Total Expenses	576.1	539.5	2,143.2	2,003.5
Operating Income	863.2	668.3	3,435.7	3,015.9
Non-Operating Income (Expense)
Investment income	1,076.9	1,152.2	5,275.3	2,198.4
Interest and other borrowing costs	(39.7)	(39.9)	(159.4)	(162.7)
Equity in net earnings (losses) of unconsolidated subsidiaries	66.8	64.0	296.9	301.1
Other non-operating income (expense)	(961.2)	(1,017.3)	(4,694.9)	(1,862.4)
Total Non-Operating Income (Expense)	142.8	159.0	717.9	474.4
Income before Income Taxes	1,006.0	827.3	4,153.6	3,490.3
Income tax provision	191.4	189.4	927.4	799.3
Net Income	$814.6	$637.9	$3,226.2	$2,691.0
Net Income Attributable to Common Shareholders of CME Group	$804.3	$629.9	$3,185.6	$2,657.2

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.24	$1.76	$8.87	$7.41
Diluted	2.24	1.75	8.86	7.40
Weighted Average Number of Common Shares:
Basic	359,197	358,885	359,023	358,713
Diluted	359,693	359,190	359,500	359,181

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	4Q 2022	1Q 2023	2Q 2023	3Q 2023	4Q 2023
Trading Days	63	62	62	63	63
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	4Q 2022	1Q 2023	2Q 2023	3Q 2023	4Q 2023
Interest rates	9,832	14,490	11,273	10,967	13,348
Equity indexes	7,465	7,303	6,216	6,353	6,922
Foreign exchange	1,000	969	898	942	1,007
Energy	1,829	2,083	2,104	2,126	2,158
Agricultural commodities	1,171	1,379	1,752	1,433	1,469
Metals	508	649	612	528	609
Total	21,803	26,873	22,855	22,349	25,513
Venue
CME Globex	20,279	24,171	20,907	20,838	23,503
Open outcry	746	1,623	1,124	713	1,126
Privately negotiated	778	1,080	825	797	885
Total	21,803	26,873	22,855	22,349	25,513

Quarterly Average Rate Per Contract (RPC)(1)
CME Group RPC

Product Line	4Q 2022	1Q 2023	2Q 2023	3Q 2023	4Q 2023
Interest rates	$0.500	$0.495	$0.505	$0.508	$0.488
Equity indexes	0.535	0.595	0.644	0.625	0.616
Foreign exchange	0.756	0.790	0.800	0.791	0.806
Energy	1.181	1.300	1.347	1.324	1.338
Agricultural commodities	1.356	1.349	1.356	1.328	1.361
Metals	1.519	1.517	1.487	1.492	1.502
Average RPC	$0.651	$0.664	$0.724	$0.707	$0.682

1. ADV and RPC includes futures and options on futures only.

CME Group Inc. and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net Income	$814.6	$637.9	$3,226.2	$2,691.0
Restructuring and severance	2.7	1.0	17.6	11.2
Amortization of purchased intangibles(1)	69.0	69.6	280.3	276.0
Litigation matters or settlements	8.5	—	10.5	—
Strategic transaction-related costs	—	(3.7)	(2.2)	(0.3)
Foreign exchange transaction (gains) losses	13.0	10.5	12.9	(13.1)
Unrealized and realized (gains) losses on investments	4.7	(0.7)	(67.1)	(5.3)
Debt costs related to refinancing	—	—	—	7.7
Realized and unrealized (gains) losses on assets	0.9	—	1.3	0.7
Trading floor enhancements	—	—	—	4.8
Income tax effect related to above	(15.5)	(15.4)	(44.1)	(55.5)
Other income tax items(2)	(33.2)	(1.2)	(34.0)	(17.4)
Adjusted Net Income	$864.7	$698.0	$3,401.4	$2,899.8

Adjusted Net Income Attributable to Common Shareholders of CME Group	$853.8	$689.1	$3,358.6	$2,863.2

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.24	$1.76	$8.87	$7.41
Diluted	2.24	1.75	8.86	7.40

Adjusted Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.38	$1.92	$9.35	$7.98
Diluted	2.37	1.92	9.34	7.97

Weighted Average Number of Shares:
Basic common shares	359,197	358,885	359,023	358,713
Diluted common shares	359,693	359,190	359,500	359,181
Preferred shares(3)	4,584	4,584	4,584	4,584

1. Includes $10.9 million of amortization of purchased intangibles (net of tax) at OSTTRA and $2.4 million of amortization of purchased intangibles at S&P Dow Jones Indices LLC, reported in Equity in net earnings of unconsolidated subsidiaries on the Consolidated Statements of Income.
2. Other income tax items include benefits recognized for the settlement of various tax audits and for changes in state and local apportionment factors.
3. Preferred shares have similar rights as common shares without voting rights.